Exhibit 10.2
CRH PLC EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT
This Restricted Share Unit Award Agreement (including all appendices thereto, this “RSU Award Agreement”) evidences an award of Restricted Share Units (“RSUs”) by CRH plc, a corporation organized under the laws of Ireland (the “Company”) under the CRH plc Equity Incentive Plan[, including the [●] Sub-Plan)] (the “Plan”). Capitalized terms not defined in the RSU Award Agreement have the meanings given to them in the Plan. All provisions of this RSU Award Agreement should be read carefully, including the mutual dispute resolution provision in Appendix A.
Name of Grantee: [Participant Name] (the “Grantee”).
Date of Grant: [Grant Date] (the “Grant Date”).
Number of RSUs: [Number of Awards Granted]
1.Grant of RSUs. The Company hereby grants to the Grantee an Award of the number of RSUs set forth above, subject to all of the terms and conditions in this RSU Award Agreement and the Plan, which is incorporated herein by reference.
2.Vesting. __________________________________________________________ _______(each such date, a “Vesting Date”), subject to the Grantee’s continuous Employment through each such Vesting Date unless otherwise determined by the Committee in its sole discretion. Except as otherwise provided in this Section 2, in the event that the Grantee’s Employment terminates for any reason prior to the Vesting Date, any unvested RSUs will immediately be forfeited as of the date of such termination.
(a)[Treatment upon Termination due to Retirement. Upon a termination of the Grantee’s Employment due to Retirement, the RSUs will remain outstanding and continue to vest as if the Grantee had remained continuously Employed through each Vesting Date. For purposes of this RSU Award Agreement, “Retirement” means a voluntary termination of Employment by the Grantee after the Grantee has (x) reached age 60 and (y) provided five years of service to any member of the Group.]
(b)Treatment upon Death or Disability. Upon the Grantee’s death or Disability, the unvested RSUs will accelerate and become fully vested. For purposes of this RSU Award Agreement, “Disability” means the Grantee’s substantial inability to perform the essential functions of the Grantee’s role, with or without a reasonable accommodation, for a continuous period of 180 days due to physical or mental illness.
(c)Vesting upon Termination without Cause or for Good Reason Other than During the CIC Protection Period. Upon a termination of the Grantee’s Employment by any member of the Group without Cause or due to the Grantee’s resignation for Good Reason, in either case, other than during the CIC Protection Period, a pro rata portion of the RSUs that would have become vested on the next Vesting Date (based on the number of calendar days elapsed from the previous Vesting Date through the Grantee’s date of termination) will remain outstanding and eligible to vest on the next Vesting Date, as if the Grantee had remained continuously Employed through such Vesting Date.
(d)Treatment upon a Change in Control.
(i)If the RSUs are assumed, continued or substituted in connection with the Change in Control in accordance with the Plan, upon a termination of the Grantee’s Employment by any member of the Group without Cause or due to the Grantee’s resignation for Good Reason, in either case, during the CIC Protection Period, the RSUs will accelerate and become fully vested.
(ii)For the avoidance of doubt, if the RSUs are not assumed, continued or substituted in connection with such Change in Control, the RSUs will vest immediately prior to the Change in Control in accordance with the Plan.
(e)Dealing Restriction. If on the date on which an Award is due to vest under this RSU Award Agreement a Dealing Restriction applies to the Award, the Award shall vest on the date on which such Dealing Restriction lifts. For purposes of this RSU Award Agreement, “Dealing Restriction” means restrictions imposed by the Company’s Insider Trading Policy or any other share dealing code adopted by the Company from time to time, or any Applicable Law which imposes restrictions on share dealing.
3.Delivery after Vesting. As soon as administratively practicable following the date upon which the RSUs vest pursuant to Section 2 hereof, the Company will deliver to the Grantee (or in the event of Grantee’s death, to the Grantee’s estate) one Share for each vested RSU; provided, however, that if the Grantee is a U.S. taxpayer, such delivery will in any event occur no later than March 15th of the calendar year following the year in which vesting occurred (the date on which the Shares are so issued, the “Delivery Date”).
4.Dividend Equivalents. On each date that a cash dividend or other distribution (other than cash dividends or other distributions pursuant to which the RSUs were adjusted pursuant to Section 1.6.3 of the Plan), if any, is paid to holders of Shares from the Grant Date through the date immediately prior to the Delivery Date, an amount (the “Dividend Equivalent Amount”) equal to the cash dividend that is paid on each Share, multiplied by the total number of RSUs and any Dividend Equivalent Units (as defined below) that remain unvested and outstanding as of the dividend payment record date, will be credited to the Grantee, and such credited amount will be converted into an additional number of RSUs (“Dividend Equivalent Units”) determined by dividing the Dividend Equivalent Amount by the Fair Market Value of a Share on the date of the dividend payment. Dividend Equivalent Units will be subject to the same conditions as the underlying RSUs with respect to which Dividend Equivalent Units were credited, including without limitation, vesting provisions and the provisions governing the timing and form of settlement.
5.Rights as a Shareholder. The Grantee or any person claiming under or through the Grantee will have no voting rights with respect to any of the Shares underlying any RSUs unless and until such Shares (which may be in registered, book-entry or such other form as the Committee may approve) have been issued to the Grantee or at the Grantee’s direction in accordance with this RSU Award Agreement and recorded in the register of members and such other books and records of the Company or its transfer agents or registrar as may be required and delivered to the Grantee or at its direction (including through electronic delivery to a brokerage account).
6.Withholding. Any member of the Group is permitted to withhold from any Shares delivered under this RSU Award Agreement or from any other compensation owed by any member of the Group to the Grantee any amounts required to be withheld for the payment of any taxes arising from the grant, vesting and/or settlement of the RSUs, including the payment of any dividends or dividend equivalents. The Committee, in its sole and absolute discretion and pursuant to such procedures as it may specify from time to time, may require the Grantee to satisfy any such tax liability, in whole or in part, to the extent permitted by Applicable Law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares equal to the amount required to be withheld, (iii) withholding from Grantee’s wages or other cash compensation paid to the Grantee by any member of the Group, (iv) delivering to any member of the Group Shares having a Fair Market Value equal to the amount required to be withheld, (v) selling a sufficient number of such Shares otherwise deliverable to the Grantee through a broker-assisted (or other) cashless exercise program implemented by the Company equal to the amount required to be withheld or (vi) through any combination of the foregoing. Further, if the Grantee is subject to tax in more than one jurisdiction between the Grant Date and a date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges and agrees that any member of the Group may be required to withhold or account for tax in more than one jurisdiction. If the Grantee fails to make satisfactory arrangements for the payment of such taxes hereunder at the time any applicable RSUs otherwise are scheduled to vest and be settled pursuant to Sections 2 and 3 hereof, the Grantee will forfeit such RSUs and any right to receive Shares thereunder and the RSUs. The Grantee acknowledges and agrees that the Company may refuse to deliver the Shares if such tax obligations are not delivered at the time they are due.
7.Amendments to this RSU Award Agreement. The Committee reserves the right at any time to amend this RSU Award Agreement; provided, however, that the Committee will not make any amendment that materially and adversely affects the Grantee’s rights under this RSU Award Agreement without the Grantee’s consent. Notwithstanding anything to the contrary in the Plan or this RSU Award Agreement, the Company reserves the right to revise this RSU Award Agreement as it deems necessary or advisable, in its sole and absolute discretion and without the consent of the Grantee, to comply with Section 409A or to otherwise avoid imposition of any additional taxation under Section 409A in connection with the RSUs.

8.No Guarantee of Continued Service. The Grantee acknowledges and agrees that this RSU Award Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an Employee or Consultant, as applicable, for the vesting period, for any period or at all.
9.Nature of Grant. In accepting the Award, the Grantee acknowledges, understands and agrees that:
(a)the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(b)all decisions with respect to future RSUs or other grants, if any, will be at the sole and absolute discretion of the Company;
(c)the Grantee is voluntarily participating in the Plan;
(d)the RSUs and any Shares acquired under the Plan are extraordinary items that do not constitute regular compensation for services rendered to any member of the Group, and are outside the scope of the Grantee’s employment agreement, offer letter, consulting agreement or similar agreement, if any;
(e)the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;
(f)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(g)unless otherwise provided in the Plan or by the Company in its sole and absolute discretion, the RSUs and the benefits evidenced by this RSU Award Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Business Combination or other corporate transaction affecting the Shares; and
(h)the following provisions apply only if the Grantee is providing services outside the United States:
(i)the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose;
(ii)the Grantee acknowledges and agrees that none of the Company or any of its Affiliates will be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Grantee pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement; and

(iii)no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from the termination of the Grantee’s status as an Employee or Consultant, as applicable (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is an Employee or Consultant, as applicable, or the terms of the Grantee’s employment or service agreement, if any), and in consideration of the grant of the RSUs to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against any member of the Group or any other Affiliate, waives the Grantee’s ability, if any, to bring any such claim, and releases the Company and its Affiliates from any such claim; if notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. The Grantee understands that the Grantee (and not the Company) will be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this RSU Award Agreement.
11.Address for Notices. Any notice to be given to the Company under the terms of this RSU Award Agreement will be addressed to the Company at:
CRH plc
[*****]
[*****]
Attn: [*****] ([[*****]]),
or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Grantee under the terms of this RSU Award Agreement will be addressed to the Grantee at the address that he or she most recently provided to the Company.
12.Grant is Not Transferable. This Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13.Additional Conditions to Delivery of Shares. The issuance or delivery of Shares to the Grantee (or the Grantee’s estate) hereunder will not occur prior to the fulfilment of all of the following conditions: (a) if at any time the Company will determine, in its sole and absolute discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under Applicable Law is necessary or desirable as a condition to the issuance or delivery, unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. The Company has sole and absolute discretion in its efforts to meet the requirements of Applicable Law and to obtain any consent or approval required under Applicable Law; and (b) where required by Applicable Law, the receipt by the Company of full payment for such Shares in accordance with Applicable Law, which may be in one or more of the forms of consideration approved by the Committee from time to time.
14.Recoupment. Notwithstanding any other provision herein, the RSUs and any Shares or other amount or property that may be issued, delivered or paid in respect of the RSUs, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, will be subject to recoupment under the Plan, in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange, national market system or automated quotation system on which the Company’s securities are listed, quoted or traded or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including but not limited to Section 10D of the Exchange Act, or any other Applicable Law, as well as any recoupment or “clawback” policies of any member of the Group that may be in effect from time to time.
15.Electronic Delivery and Acceptance; Counterparts. The Company may, in its sole and absolute discretion, decide to deliver any documents related to the RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or a third party designated by the Company. The Grantee will not raise the use of electronic delivery as a defense to the formation of a contract. This RSU Award Agreement may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
16.No Waiver. Either party’s failure to enforce any provision or provisions of this RSU Award Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this RSU Award Agreement. The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
17.Successors and Assigns. The Company may assign any of its rights under this RSU Award Agreement to single or multiple assignees, and this RSU Award Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this RSU Award Agreement will be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of the Grantee under this RSU Award Agreement may only be assigned with the prior written consent of the Company.
18.Section 409A. It is the intent of this RSU Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A, and this RSU Award Agreement will be construed to the maximum extent possible in accordance with this intent. Notwithstanding anything to the contrary contained in this RSU Award Agreement, to the extent that any payment under this RSU Award Agreement is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to the Grantee by reason of termination of the Grantee’s Employment, then (i) such payment will be made to the Grantee only upon a “separation from service” as defined under Section 409A and (ii) if the Grantee is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment will not be made before the date that is six months after the date of the Grantee’s separation from service (or, if earlier, the Grantee’s death). Each payment payable under this RSU Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).
19.Dispute Resolution. The provisions of Appendix A to this RSU Award Agreement are incorporated herein by reference and will be deemed to be fully contained herein.
20.Entire Agreement. The Plan is incorporated herein by reference. The Plan and this RSU Award Agreement, including Appendix A hereto, constitute the entire agreement of the parties with respect to the RSUs and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. By accepting this RSU Award Agreement, the Grantee agrees to be subject to the terms and conditions of the Plan.
21.Titles; Headings; Sections; Agreement Severable. The titles and headings of the sections in this RSU Award Agreement are for convenience of reference only and, in the event of any conflict, the text of this RSU Award Agreement, rather than such titles or headings, will control. In the event that any provision in this RSU Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this RSU Award Agreement.
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IN WITNESS WHEREOF, the parties have caused this RSU Award Agreement, including the mutual dispute resolution provision in Appendix A, to be duly executed and effective as of the Grant Date.

CRH plc

By:
Name:
Title:

[Grantee]

Appendix A1
Country-Specific Dispute Resolution
This Appendix A contains additional terms and conditions that will apply to the Grantee. Capitalized terms used but not otherwise defined in this Appendix A will have the meanings provided to them in the RSU Award Agreement (including the appendices thereto) to which this Appendix A is attached. The RSU Award Agreement and its appendices together constitute one binding agreement.
I.Grantee who resides in Ireland or any country other than the United States
1.Disputes; Choice of Forum.
(a)The Company and the Grantee, as a condition to the Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of the courts of Ireland over any suit, action or proceeding arising out of or relating to or concerning the Plan, except to the extent that the Company refers the dispute to arbitration in accordance with Section 1(b). The Company and the Grantee, as a condition to the Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 1(a) has a reasonable relation to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 1.
(b)Without limiting Section 1(a), any dispute in relation to the Plan may be referred by the Company alone to arbitration. To the extent permitted by Applicable Law, the costs of any arbitration in accordance with this Section 1(b) shall be borne equally by the Company and the Grantee where permitted by Applicable Law; provided, further, that, where Appliable Law imposes a cap on the amount of such costs that may be paid by the Grantee, such costs shall be borne equally by the Company and the Grantee, up until the maximum of the cap. Any award rendered by the arbitrator in accordance with this Section 1(b) shall in all cases be a reasoned award.
(i)If the Grantee resides at the time of the Grantee’s receipt of an Award under the Plan in Ireland, then the seat of any arbitration commenced in accordance with this Section 1(b) shall be Ireland. The arbitration shall be conducted pursuant to the provisions of the Arbitration Act 2010 of Ireland (as amended), to be held in Dublin before a single arbitrator.
(ii)If the Grantee resides at the time of the Grantee’s receipt of an Award under the Plan in any jurisdiction other than Ireland or the United States, then the seat of any arbitration commenced in accordance with this Section 1(b) shall be the last jurisdiction where the Grantee resided at the time of receipt of the Award
1     Appendix A is subject to update based on changes in Applicable Law.

under the Plan. Any such arbitration will be held in Dublin before a single arbitrator and conducted pursuant to rules that are consistent with Applicable Law, as determined by the Committee.
(iii)Any Grantee so affected will submit to such arbitration and, by accepting the Award under the Plan, is deemed to have agreed to submit to such jurisdiction.
(c)The agreement by the Company and the Grantee as to forum is independent of the law that may be applied in the action, and the Company and the Grantee, as a condition to the Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under Applicable Law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by Applicable Law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 1(a), (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in Section 1(a) and (iv) agree that, to the fullest extent permitted by Applicable Law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and the Grantee.
(d)The Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the Group General Counsel of the Company as the Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.
(e)The Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, any dispute or controversy or any claim waived under Section 2. Notwithstanding the foregoing, the Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim). In addition, the Grantee may provide information to, file a charge with or participate in an investigation conducted by any governmental entity, and the Grantee does not need any member of the Group’s permission to do so. Furthermore, the Grantee is not required to notify any member of the Group of a request for information from any governmental entity or of such Grantee’s decision to file a charge with or participate in an investigation conducted by any governmental entity.
2.Waiver of Claims. The Grantee recognizes and agrees that, before being selected by the Committee to receive an Award, the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of the Award, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, any member of the Group or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which the Grantee’s consent is expressly required by the express terms of an Award Agreement).

II.Grantee who resides in the United States
1.Mutual Dispute Resolution and Arbitration. By entering into this RSU Award Agreement, the Company and the Grantee agree, to the furthest extent permitted by the Federal Arbitration Act (“FAA”) and Applicable Law, that any past, present, or future claim arising out of relating to this RSU Award Agreement that could otherwise be raised in court shall instead be raised and adjudicated through binding arbitration (“Covered Claims”) to be held in Atlanta, Georgia. Arbitration is the process by which a neutral third party, such as a retired judge, resolves a dispute through a binding decision rather than a judge or jury in court.
2.Covered Claims. Covered Claims include, but are not limited to, claims for wages and other compensation, breach of contract, discrimination, wrongful termination, tort, and violation of any federal, state, or local law, to the maximum extent permitted by Applicable Law. Further, Covered Claims include claims that (i) the Company has against the Grantee, (ii) the Grantee has against the Company, and (iii) the Grantee has against the Company’s past, present, and future owners, directors, officers, employees, agents, affiliates, subsidiaries, and/or alleged joint employers. The only claims excluded from the definition of Covered Claims are (i) claims for workers’ compensation and unemployment benefits, (ii) claims covered by the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act of 2021 (9 U.S.C. § 402(a)), (iii) charges, complaints, or petitions to a federal, state, or local government agency, such as the National Labor Relations Board, Equal Employment Opportunity Commission, or Securities Exchange Commission, (iv) claims for temporary relief in court to maintain the status quo pending arbitration if the arbitration award would be rendered ineffectual absent such relief, and (v) claims that, after application of the FAA and FAA preemption principles or any other Applicable Law, are not subject to arbitration or pre-dispute arbitration agreements as a matter of law.
3.Class Action Waiver. The Company and the Grantee agree, to the furthest extent permitted by Applicable Law, that (i) all Covered Claims shall be raised and adjudicated on an individual basis only; and (ii) there shall be no right or authority to bring, adjudicate, or participate in a multi-plaintiff/claimant, class, collective, or non-individual action involving Covered Claims. To the extent that the Company or the Grantee seeks to bring a claim under the California Labor Code Private Attorneys General Act or other private attorneys general act statute, the individual claims shall be arbitrated on an individual basis and the non-individual claims shall be dismissed, stayed, or litigated in court in accordance with Applicable Law.
4.Initiating Arbitration. To initiate arbitration, a party must submit a demand for arbitration. The demand for arbitration must be in writing, personally signed by the person initiating the claim, and initiated within the time period required under the statute of limitations applicable to the claims had the claims been raised in court. To initiate arbitration, the Grantee must deliver the written and personally-signed demand to the Company, via certified mail, at the address provided in Section 11 of the RSU Award Agreement. For the Company to initiate arbitration, it must deliver the written demand for arbitration, signed by the Company, to the Grantee via certified mail at the last known address recorded in the Grantee’s personnel records. The party initiating arbitration also must, within the time period required under the applicable statute(s) of limitations, initiate the arbitration with JAMS (see https://www.jamsadr.com for instructions).
5.Arbitration Procedures. Absent further mutual agreement by the parties, the arbitration shall be conducted by a single arbitrator and administered by JAMS pursuant to the JAMS employment arbitration rules then in effect (available at https://www.jamsadr.com/rules-employment-arbitration/) to the extent that the JAMS employment rules are consistent with the provisions of the RSU Award Agreement. The arbitrator shall (i) have the authority to issue any type of discovery available to the parties had the claims been asserted in a court with jurisdiction (including third-party subpoenas), (ii) decide dispositive motions, including motions to dismiss and motions for summary judgment, (iii) apply the same substantive law that would have applied to the claims and defenses had the dispute been raised and heard in a court with jurisdiction, (iv) have the authority to grant any relief available to the parties under Applicable Law, and (v) issue a written decision, with factual and legal reasons provided. The Company shall pay for the arbitrator’s fees and any costs or fees unique to arbitration.
6.Survival. The arbitration provisions and agreement in this Appendix A shall survive any termination of the RSU Award Agreement or termination of the Grantee’s employment with the Company; however, in California, the arbitration provisions and agreement in this Appendix A shall expire once all of the following events have occurred: (i) the Grantee’s employment with the Company terminates; and (ii) thereafter, all statutes of limitations (and any tolling periods) for all Covered Claims have all expired.
7.Amendment to Arbitration Provisions in this Appendix A. Notwithstanding Section 7 of the RSU Award Agreement, the parties acknowledge and agree that arbitration provisions set forth in this Appendix A may not be amended or modified without the Grantee’s prior written consent.
    A-4